Exhibit 4.29

EXECUTION VERSION

FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 12, 2016, by and among Tesoro Logistics LP, a limited partnership organized under the laws of Delaware (the “Partnership”), and Tesoro Logistics Finance Corp., a Delaware corporation (together with the Partnership, the “Issuers”), the Guarantors party hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of the Issuers and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (as amended or supplemented prior to the date hereof the “Indenture”), dated as of August 1, 2013, providing for the issuance of 6.125% Senior Notes due 2021 (the “Existing Notes”);
WHEREAS, Section 2.13 of the Indenture provides that Additional Notes ranking pari passu with the Existing Notes may be created and issued from time to time by the Issuers (subject to the Issuers’ compliance with Section 4.09 of the Indenture) without notice to or consent of the Holders and shall be consolidated with and form a single class with the Existing Notes and shall have the same terms as to status, redemption or otherwise as the Existing Notes; and
WHEREAS, the Issuers and the Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing $250,000,000 in aggregate principal amount of additional notes, having terms substantially identical in all material respects to the Existing Notes (the “Additional Notes” and, together with the Existing Notes, the “Notes”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)    Additional Securities. As of the date hereof, the Issuers will issue, and the Trustee is directed to authenticate and deliver, the Additional Notes under the Indenture, having terms substantially identical in all material respects to the Existing Notes, at an issue price of 100.250%, plus accrued and unpaid interest from April 15, 2016. The Existing Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture.
(3)    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(4)    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
(5)    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(6)    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.
(7)    Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all the terms and conditions of this Supplemental Indenture, with respect to the Notes, shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Very truly yours,

TESORO LOGISTICS LP By: Tesoro Logistics GP, LLC its general partner

By:	/s/ Phillip M. Anderson
Name: Phillip M. Anderson
Title: President

TESORO LOGISTICS FINANCE CORP.

By:	/s/ Phillip M. Anderson
Name: Phillip M. Anderson
Title: President

[Supplemental Indenture Signature Page]

The following entities, each as Guarantor:

GREEN RIVER PROCESSING, LLC
QEP FIELD SERVICES, LLC
QEP MIDSTREAM PARTNERS GP, LLC
QEP MIDSTREAM PARTNERS, LP.
QEP MIDSTREAM PARTNERS OPERATING, LLC
QEPM GATHERING I, LLC
RENDEZVOUS PIPELINE COMPANY, LLC
TESORO ALASKA PIPELINE COMPANY LLC
TESORO HIGH PLAINS PIPELINE COMPANY LLC
TESORO LOGISTICS NORTHWEST PIPELINE LLC
TESORO LOGISTICS OPERATIONS LLC
TESORO LOGISTICS PIPELINES LLC
TESORO SOCAL PIPELINE COMPANY LLC

By:	/s/ Phillip M. Anderson
Name: Phillip M. Anderson
Title: President

[Supplemental Indenture Signature Page]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ James Kowalski
Name: James Kowalski
Title: Vice President

[Supplemental Indenture Signature Page]